John Gamble Executive VP & CFO

Forward-Looking Statements This presentation contains forward-looking statements based on information available to Agere as of the date hereof. Agere's actual results could differ materially from the results stated or implied by such forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, our ability to keep pace with technological change, our dependence on new product development, price and product competition, availability of manufacturing capacity, customer demand for our products and services, general industry and market conditions, and our reliance on major customers and suppliers. For a further discussion of these and other risks and uncertainties, see our annual report on Form 10-K for the fiscal year ended September 30, 2003, and subsequent quarterly reports on Form 10-Q. Agere disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In this presentation, we may discuss non-GAAP or pro forma financial information. You can find comparable GAAP information and reconciliations between the non-GAAP and GAAP information on our Website at http://www.agere.com/webcast. Pro forma results exclude gain or loss from the sale of, and income or loss from, discontinued operations; net restructuring and other charges; purchased in-process research and development charges related to acquisitions; amortization of goodwill and acquired intangible assets; net gain or loss from the sale of operating assets and cumulative effect of an accounting change.

2004 Second Quarter Results Compared to the second quarter of fiscal 2003: Revenues increased four percent to $462 million Quarterly pro forma operating income was $10 million, an increase of $87 million Gross margin dollars increased $91 million to $208 million Compared to the first quarter of fiscal 2004: Infrastructure Systems grew eight percent to $128 million, with positive operating income Client Systems declined to $334 million, driven by delayed 3G handset rollouts For the past five consecutive quarters: Improvement in gross margin percentage Growth in cash and cash held in trust

Recent Financial Results and Forecast FY1Q02 FY2Q02 FY3Q02 FY4Q02 FY1Q03 FY2Q03 FY3Q03 FY4Q03 FY1Q04 FY2Q04 FY3Q04 Revenue 445 489 498 491 436 443 456 504 516 462 510 Gross Margin 3.2 22.7 30 31.7 31.6 26.4 29.6 42.5 44.8 45 47 Revenue, Pro Forma Net Income -234 -184 -108 -41 -121 -105 -74 47 18 84 Pro Forma Op Income -200 -154 -89 -14 -87 -77 -58 40 FY2Q03 FY3Q03 FY4Q03 FY1Q04 FY2Q04 *April Guidance, 4/27/04 Expect Pro Forma and GAAP EPS in the range of breakeven to $0.01 per share FY3Q04* I 1 Revenue, Pro Forma Net Income ($M)

Growing Cash Position ($Millions) Cash and cash held in trust Total debt Short-term Long-term Cash and cash held in trust in excess of short-term debt Cash and cash held in trust in excess of total debt 12/02 3/03 6/03 9/03 12/03 3/04 $733 $745 $749 $765 $772 $779 642 635 648 646 619 580 171 154 183 195 179 153 471 481 465 451 440 427 562 591 566 570 593 626 Increased $108 M in the Past Five Quarters 91 110 101 119 153 199 Five Straight Quarterly Increases

FY2Q04 Business Highlights Introduction of the new Vision(tm) mobile handset architecture for multimedia mobile phones An agreement with Samsung, valued at $200 million, for mobile phone ICs and software Design wins with multiple producers of one-inch disk drives; shipments to four customers in June quarter Announcement of overmolded plastic packaging to lower cost of high-performance radio frequency (RF) products Performance acceleration software for our WaveLAN(tm) 802.11a/b/g, delivering up to 150 Mbit/s data throughput Alliance with Troika Networks Inc. to develop next-generation storage area networking (SAN) technologies

Our Revenue Profile Storage System Chips, Read Channels, Preamps, Motor Controllers PC Connectivity Modems, PC I/O Printing and Imaging, VoIP, SDARS Wireless Data Mobile Phone and Wireless LAN ICs Enterprise Networking ASICs, Workstation and Server I/O, GE PHYs and Switches Wireless Infrastructure ICs for Wireless Basestations Agere's Estimated FY1H04 Revenue by End Market Wireline Infrastructure Network Processors, Mappers, Framers, Switch Fabric This chart is based on management's estimates of our customers' use of our products by end application. This chart includes IP revenue allocated by sales and other factors that may affect the relative sizes of the slices.

Infrastructure Systems Update Total Infrastructure Systems segment grew eight percent sequentially from FY1Q04; expect additional ten percent growth in FY3Q04 Wireless Infrastructure: ranked #1 in DSPs Growth in FY2Q04 was largely in 2.5G/EDGE Our customers plan to deploy 2.5G/EDGE through the rest of the decade Wireline: ranked #1 in traffic management ATM ICs, network processors, framers and custom solutions all grew in FY2Q04 Enterprise: investing in growth opportunities Octal GE PHY and switch development on track Seeing pick-up in custom opportunities Revenue 128 Gross Margin (%) 65.6% Segment Expenses 82 Segment Operating Income 2 Sources: Forward Concepts, Instat/MDR FY2Q04 ($M)

Client Systems Update

- Our Client Systems segment registered six percent year over year growth and a 16 percent sequential decline
- Storage: ranked #1
  - Won designs in four one-inch drives; production shipments in June
  - Consumer applications expected to significantly increase industry growth
- Mobile Phone ICs: strong 2.5G growth
  - 3G shipments to grow in FY3Q04
  - Well positioned for EDGE deployment
- PC Connectivity: shipping multimode ICs and software
  - Announced "turbo mode" for up to 150 Mbits/s throughput

FY2Q04 ($M)	
Revenue	334
Gross Margin (%)	37.1%
Segment Expenses	116
Segment Operating Income	8

Source: IDC

agere systems

Making Personal Broadband a Reality Effortless, Global Connectivity Enabling the movement of voice, pictures, video and documents in any connected environment Efficient Storage Enabling the storage of voice, pictures, video and documents locally and on the network Valued Delivery Enabling the delivery of voice, pictures, video and documents with the needed service and security at the right cost

SoCs Read Channels Disk Controllers Preamps Example: Delivering Personal Broadband in Client Systems Today WiFi Modems Reusable I/O and Multimedia IP Quality of Service Protocol Stack Software Digital Baseband ICs Data-Capable Mobile Terminals Computing/Media Storage

Advanced Power Management Example: Delivering Personal Broadband in Client Systems Tomorrow Small Form Factor Drives Emerging Consumer Electronics Platforms HDD Enabled Products . . . Mobile Media Products . . . Multimedia Systems Integration Storage Computing/ Media Data-Capable Mobile Terminals

Key Initiatives for Sustained Growth Product and customer service leadership through: Gross margin improvement Design for manufacturing; manufacturing readiness Program management Marketing excellence Performance management Execute to Capture Growth Opportunities

Investing for Growth Concentrating on areas of demonstrated strength EDGE and 3G mobile phones, consumer and mobile HDDs Expanding into selected adjacent markets RF power, Ethernet PHYs and switches Introducing new products that leverage existing IP Storage area networks, printer and fax SoCs, VoWLAN Leveraging core competencies into emerging, high- growth markets HDD enabled mobile phones, media players, home media Systems expertise and key customer relationships

Taking Advantage of Our Opportunities Great progress toward our business model Cash flow, margins, balance sheet Business focused on continued improvement Established market positions in Client Systems Defend leadership position; Expand into new storage segments Leverage strong systems and software capability into EDGE and 3G leadership Deliver systems solutions that take advantage of our IP portfolio Restarting growth in Infrastructure Systems Proven ability to generate and maintain gross margins Translate strong design win performance into revenue Strong new product pipeline in Ethernet, RF power, SAN Capable, motivated employees